NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Thomas A. Young, Jr.
May 7, 2009		Paul M. Harbolick, Jr.
(703) 814-7200
Alliance Bankshares 1st Quarter 2009 Results
Improved net interest margin, lower non-performing assets and increased levels of demand deposits all positive developments for the company.
CHANTILLY, VA — Alliance Bankshares Corporation (NASDAQ — ABVA) today reported a first quarter loss of $479 thousand compared to the first quarter 2008 loss of $2.078 million. The first quarter 2009 results include pre-tax charges of $398 thousand in OREO valuation and construction costs to facilitate the sale of $4.1 million in OREO properties ($2.1 million sale occurred in the first quarter and a $2.0 million sale is expected to settle in mid May 2009), $102 thousand income reversal on impaired loans, and $75 thousand in legal and consulting fees in excess of historical norms. Despite the net loss, all regulatory capital ratios remain above the levels necessary to be considered a “well capitalized” institution.
“While the national economy remains in a difficult and fluid state, we are seeing positive signs in the metropolitan Washington, DC area economy. The level of activity in the residential real estate market has been increasing over the past few months. Alliance has seen the level of non-performing assets drop from the March 2008 level of $24.6 million or 4.44% of total assets to the March 2009 level of $14.9 million or 2.42% of total assets. Our management team has placed a high priority on reducing the level of nonperforming assets to a lower level as rapidly as possible. We believe this strategy, coupled with our core business strategies will lead to better operating results. “ said Thomas A. Young, Jr., President & CEO.
“In 2009, we continue to see a trend that started in late 2008, as many of our title and escrow services clients saw dramatic increases in their business in the first quarter. Our business model will directly benefit from this increased activity. As of March 31, 2009, demand deposits were $113.7 million a 44.0% increase over the March 31, 2008 level of $79.0 million,” said Frank H. Grace, III, Executive Vice President and Director of the Private Client Group and Commercial Banking Team. “Reflecting our positive outlook for commercial banking opportunities, we have added three seasoned relationship managers to our team during the quarter and are constantly looking for talented bankers.”
Alliance has always been in the business of serving the community and making loans. We have the capacity to lend and support the economy. However, we are making tactical risk management shifts in specific loan categories, (e.g. reducing exposure to real estate construction and development and land loans). Total loans amounted to $367.6 million as of March 31, 2009 or slightly greater than the December 31, 2008 level of $367.4 million and $12.0 million lower than the March 31, 2008 level of $378.0 million. Total assets grew to $614.2 million or $41.4 million greater than the December 31, 2008 level of $572.8 million. We continually evaluate our trading positions and have implemented a strategy to reduce our trading asset positions. As of March 31, 2009 our trading assets declined to $60.2 million which is down $22.4 million from the December 31, 2008 level of $82.6 million. Our investment securities portfolio has increased to $100.8 million as of March 31, 2009, up from the December 31, 2008 level of $73.3 million.
Total non-interest bearing deposits were $113.7 million or 24.5% of total deposits as of March 31, 2008 which is up from the $75.4 million or the 17.5% of total deposits as of December 31, 2008. Our total deposits grew to $465.1 million as of March 31, 2009 compared to the December 31, 2008 level of $428.7 million.
“In the 2008 year end press release our former Chairman, Harvey E. Johnson, Jr. (who passed away on March 12, 2009) commented, ‘the year over year decline in nonperforming assets, shifting of the loan portfolio mix and the governmental actions taken in late 2008 are all solid building blocks that will help our franchise grow and prosper in 2009 and beyond,’ the first quarter 2009 reflect his expectations,” said William M. Drohan, Chairman of the Board of Directors. “Our management team is aggressively addressing the nonperforming assets to reduce the drain on performance, actively managing current business initiatives and implementing a new strategic deposit gathering product all in the face of an unprecedented difficult economy. The board of directors and I feel that positive results are embedded in our performance. A notable example is the increase in the net interest margin to 2.75% compared to the fourth quarter 2008 level of 2.29%,” added Drohan.
Some of the matters discussed herein may include forward-looking statements. These forward-looking statements may include statements regarding profitability, balance sheet management goals and actions and financial and other goals. These statements are based on certain assumptions and analyses by the company and other factors it believes are appropriate in the circumstances. However, the company’s expectations are subject to a number of risks and uncertainties such as changes in personnel, interest rates, accounting standards, economic conditions and other factors that could cause actual results, events and developments to differ materially from those contemplated by any forward-looking statements herein. Consequently, all forwarding-looking statements made herein are qualified by these cautionary statements and cautionary language in the company’s most recent report on Form 10-K and other documents filed with the Securities and Exchange Commission.
More information on Alliance Bankshares Corporation can be found online at
www.alliancebankva.com, or by phoning an Alliance office.
###

ALLIANCE BANKSHARES CORPORATION
Consolidated Balance Sheets

	March 31,	December 31,	March 31,
	2009*	2008	2008*

	(Dollars in thousands)
ASSETS
Cash and due from banks	$39,152	$12,205	$26,294
Federal funds sold	17,786	5,050	2,935
Trading securities, at fair value	60,164	82,584	89,355
Investment securities available-for-sale, at fair value	100,814	73,303	25,320
Loans held for sale	884	347	2,209
Loans, net of unearned discount and fees	367,653	367,371	378,068
Less: allowance for loan losses	(5,225)	(5,751)	(5,421)

Loans, net	362,428	361,620	372,647

Premises and equipment, net	1,856	1,888	1,997
Other real estate owned (OREO)	9,845	11,749	14,200
Goodwill and intangibles	5,795	5,900	6,339
Other assets	15,522	18,203	13,071

TOTAL ASSETS	$614,246	$572,849	$554,367

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits	$113,715	$75,448	$78,969
Interest-bearing deposits ($9,412, $24,180 and $89,259 at fair value)	351,360	353,276	309,109

Total deposits	465,075	428,724	388,078

Repurchase agreements, federal funds purchased and other borrowings	47,017	40,711	57,383
Federal Home Loan Bank advances ($26,156, $26,361 and $26,443 at fair value)	51,156	51,361	51,443
Trust Preferred Capital Notes	10,310	10,310	10,310
Other liabilities	3,901	4,576	3,580
Commitments and contingent liabilities	—	—	—

TOTAL LIABILITIES	577,459	535,682	510,794

Common stock, $4 par value; 15,000,000 shares authorized; 5,106,819, 5,106,819 and 5,106,819 shares issued and outstanding at March 31, 2009, December 31, 2008 and March 31, 2008, respectively.	20,427	20,427	20,427
Capital surplus	25,435	25,364	25,153
Retained earnings (deficit)	(9,100)	(8,620)	(1,678)
Accumulated other comprehensive income (loss), net	25	(4)	(329)

TOTAL STOCKHOLDERS’ EQUITY	36,787	37,167	43,573

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$614,246	$572,849	$554,367

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Income Statements

	Three Months Ended	Three Months Ended
	March 31,	March 31,
	2009*	2008*

	(Dollars in thousands, except per share)
INTEREST INCOME:
Loans	$5,285	$6,241
Trading securities	658	1,109
Investment securities	1,167	299
Federal funds sold	13	46

Total interest income	7,123	7,695

INTEREST EXPENSE:
Deposits	2,901	3,259
Purchased funds and other borrowings	560	1,267

Total interest expense	3,461	4,526

Net interest income	3,662	3,169
Provision for loan losses	574	550

Net interest income after provision for loan losses	3,088	2,619

OTHER INCOME:
Insurance commissions	952	1,063
Deposit account service charges	68	78
Gain on sale of loans	42	60
Net gain on sale of securities	589	2
Trading activity and fair value adjustments	(465)	(2,555)
Other operating income	18	43

Total other income (loss)	1,204	(1,309)

OTHER EXPENSES:
Salaries and employee benefits	2,192	2,294
Occupancy expense	607	545
Equipment expense	218	235
OREO expense	398	8
Operating expenses	1,608	1,382

Total other expenses	5,023	4,464

INCOME (LOSS) BEFORE INCOME TAXES	(731)	(3,154)
Income tax expense (benefit)	(252)	(1,076)

NET INCOME (LOSS)	$(479)	$(2,078)

Net income (loss) per common share, basic	$(0.09)	$(0.41)

Net income (loss) per common share, diluted	$(0.09)	$(0.41)

Weighted average number of shares, basic	5,106,819	5,106,819

Weighted average number of shares, diluted	5,106,819	5,106,819

*	Unaudited financial results

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Performance Information

	March 31,	March 31,
	2009*	2008*
	(Dollars in thousands, except per share)
Performance Information:

For The Three Months Ended:
Average loans	$368,278	$389,585
Average earning assets	546,465	507,611
Average assets	590,144	546,908
Average non-interest bearing deposits	78,300	65,323
Average total deposits	421,283	370,087
Average interest-bearing liabilities	471,535	432,535
Average equity	37,215	45,028
Net interest margin (1)	2.75%	2.57%
Earnings per share, basic	$(0.09)	$(0.41)
Earnings per share, diluted	(0.09)	(0.41)

*	Unaudited financial results

(1)	On a fully-tax equivalent basis assuming a 34% federal tax rate.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	March 31,	December 31,	March 31,
	2009*	2008	2008*
	(Dollars in thousands)
Credit Quality Information:
Nonperforming assets:
Impaired loans (performing loans with a specific allowance)	$2,724	$1,428	$6,385
Non-accrual loans	2,317	3,467	4,009
OREO	9,845	11,749	14,200

Total nonperforming assets & past due loans	$14,886	$16,644	$24,594

Specific reserves associated with impaired & non-accrual loans	$628	$1,148	$1,262

Largest components of the nonperforming assets listed above:

March 31, 2009 impaired loans (95.3% of the total)
$1.4 million secured by two completed single family properties in Northern Virginia.
$1.2 million on building lots in Northern Virginia.

March 31, 2009 non-accrual loans (95.7% of the total)
$1.1 million to five borrowers which are 1-4 family residential properties.
$410 thousand which is a residential condominium project in Virginia Beach, Virginia.
$400 thousand which is secured by a subordinate lien on a commercial real estate property in Winchester, Virginia.
$312 thousand to four borrowers which are consumer HELOCs.

March 31, 2009 OREO (95.1% of the total)
$2.1 million which is farmland/development acreage in the Winchester Virginia area. (Non-accrual as of 12/31/07; OREO as of 3/31/08)
$2.0 million which is a single family residence under construction in Northern Virginia. (Impaired as of 9/30/08; OREO as of 12/31/08)
$1.4 million which is secured by residential building lots in Northern Virginia. (Non-accrual as of 3/31/08; OREO as of 6/30/08)
$1.2 million on building lots in Northern Virginia. (Non-accrual as of 12/31/07; OREO as of 3/31/08)
$1.0 million which consists of two land loans all to one borrower in Northern Virginia. (Non-accrual as of 12/31/07; OREO as of 3/31/08)
$774 thousand which is a first trust on two office condominium units in Northern Virginia. (Impaired as of 9/30/08; Non-accrual as of 12/31/08; OREO as of 3/31/09)
$527 thousand which is a two unit office condominium in Richmond, Virginia. (OREO as of 12/31/07)
$467 thousand which is secured by a commercial building and assets of a retail hardware and lumber company in Maryland. (Non-accrual as of 9/30/08; OREO as of 12/31/08)

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Credit Quality Information (1)

	March 31,	March 31,
	2009*	2008*
	(Dollars in thousands)
For The Three Months Ended:
Balance, beginning of period	$5,751	$6,411
Provision for loan losses	574	550

Loans charged off	(1,140)	(1,627)
Recoveries of loans charged off	40	87

Net charge-offs	(1,100)	(1,540)

Balance, end of period	$5,225	$5,421

	March 31,	March 31,
	2009*	2008*
Ratios:
Allowance for loan losses to total loans	1.42%	1.43%
Allowance for loan losses to non-accrual loans	2.3X	1.4X
Allowance for loan losses to nonperforming assets	0.4X	0.2X
Nonperforming assets to total assets	2.42%	4.44%
Net charge-offs to average loans	0.30%	0.40%

*	Unaudited financial results

(1)	The allowance for loan losses includes a specific allocation for all impaired loans. Nonperforming assets are defined as impaired loans, non-accrual loans, OREO and loans past due 90 days or more and still accruing interest.

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Trading Asset & Liability Summary

	March 31, 2009		March 31, 2008
	Fair		Fair
Trading Securities	Value	Yield	Value	Yield

	(Dollars in thousands)
U.S. government corporations & agencies	$23,675	5.19%	$33,716	5.61%
PCMOs [1]	11,148	5.42%	13,749	5.38%
SBA securities [2]	25,341	1.48%	41,890	4.89%

Totals	$60,164	3.75%	$89,355	5.25%

[1]	All PCMOs are rated AAA by at least one of the following agencies: Moody’s, S&P or Fitch. $1.8 million of the PCMOs have a split rating as of March 31, 2009.

[2]	SBA securities are U.S. government agency securities. For presentation purposes they are separated out on the table above.

	March 31, 2009	March 31, 2008
	Fair	Fair
Fair Value Assets and Liabilities	Value	Value

	(Dollars in thousands)
Trading securities	$60,164	$89,355

Interest-bearing deposits (brokered certificates of deposit)	$9,412	$89,259
FHLB advances	26,156	26,443

Total fair value liabilities	$35,568	$115,702

ALLIANCE BANKSHARES CORPORATION
Consolidated Statistical Information
Capital Information

	March 31,	December 31,	March 31,
	2009*	2008	2008*
	(Dollars in thousands, except per share)
Capital Information:
Book value per share	$7.20	$7.28	$8.53
Tier I risk-based capital ratio	9.9%	9.6%	10.8%
Total risk-based capital ratio	11.6%	10.9%	12.1%
Leverage capital ratio	7.0%	7.6%	8.8%
Total equity to total assets ratio	6.0%	6.5%	7.9%

*	Unaudited financial results